Exhibit 99.1
News Release
Contact: Glen L. Stiteley, Chief Financial Officer
   (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Announces Second Quarter 2016 Financial Results

JOLIET, IL, July 21, 2016 -- First Community Financial Partners, Inc. (NASDAQ: FCFP) (“First Community,” “FCFP” or the “Company”), the parent company of First Community Financial Bank (the “Bank”), today reported financial results as of and for the three and six months ended June 30, 2016.

Second Quarter 2016 Highlights

•	Asset growth of $64.5 million, or 6.08%, from the first quarter, and $84.7 million, or 8.14% from December 31, 2015

•	Loan growth of $98.4 million, or 12.71%, from the first quarter, and $100.3 million, or 12.99% from December 31, 2015

•	Deposit growth of $17.9 million, or 2.03%, from the first quarter and $30.8 million, or 3.56%, from December 31, 2015

•	Noninterest bearing deposits decrease of $1.2 million, or 0.57%, from the first quarter, growth of $7.2 million, or 3.67%, from December 31, 2015

•	Diluted earnings per share (“EPS”) of $0.25 for the six months ended June 30, 2016; a $0.02 or 8.70% per diluted share increase over the same period in 2015

•	Pre-tax, pre-provision core income growth of $875,000, or 30.47%, to $3.7 million, compared to $2.9 million in the second quarter of 2015

•	Net interest income growth of $1.3 million, or 16.81%, compared to the second quarter of 2015 and $2.4 million, or 16.15%, compared to the six months ended June 30, 2015

•
Loan loss provision of $500,000 in the second quarter of 2016 compared to a reversal of $749,000 in loan loss provision in the second quarter of 2015, as a result of loan growth in the second quarter of 2016

•
Noninterest expense increase of $1,711,000, or 16.52%, as compared to the six months ended June 30, 2015, due to the addition of six commercial bankers and one leasing officer in addition to merger related costs incurred during 2016

•	Shareholders’ equity increase of $8.1 million, or 7.83%, to $111.1 million from year-end; resulting in a tangible equity ratio of 9.87% as of June 30, 2016

•	Nonperforming assets decrease of $2.5 million, or 34.49%, from March 31, 2016 to $4.8 million, or 0.43%, of total assets

Net income applicable to shareholders for the quarter ended June 30, 2016 was $2.3 million, or $0.13 per diluted share, compared with $2.3 million, or $0.14 per diluted share, for the quarter ended June 30, 2015. Net income applicable to shareholders for the six months ended June 30, 2016 was $4.3 million, or $0.25 per diluted share, compared with $4.0 million, or $0.23 per diluted share for the six months ended June 30, 2015. Earnings in the second quarter of 2016 reflected year-over-year growth in net interest income offset by growth in expenses related to the addition of six commercial bankers and one leasing officer in addition to merger related costs incurred during 2016. The second quarter of 2016 included a provision for loan losses due to our loan growth in the second quarter as compared to a reversal of loan loss provision in the second quarter of 2015. During the second quarter of 2016, the Company incurred $26,000 of professional fees and $410,000 in data processing fees related to the acquisition of Mazon State Bank.
Roy Thygesen, Chief Executive Officer, said, “Core revenues and commercial loan growth in the second quarter are starting to reflect the impact of investments we made early in the year. One such investment, the previously announced acquisition of Mazon State Bank, closed on July 1st. We also prepared ourselves for future investment activity by filing a shelf registration statement with the Securities and Exchange Commission in June, which will allow us to expeditiously tap the capital markets should other attractive opportunities arise.”
Mazon State Bank had approximately $81.7 million in assets, $32.6 million in loans, and $73.1 million in deposits as of the closing of the transaction on July 1, 2016. Mazon State Bank also had approximately $47.1 million in residential real estate loans sold and serviced.
“We are also very excited that FCFP has now been included in the Russell 2000® Index,” Thygesen added, “Inclusion in the Russell 2000® increases the visibility of our Company to the investor community and overall trading liquidity, both of which should benefit our shareholders.”
The Russell 2000® Index is a stock index measuring the performance of approximately 2,000 small-cap companies represented in the Russell 3000® Index. The Russell 3000® is comprised of the 3,000 largest U.S. stocks, based on market capitalization, and represents over 98% of the investible U.S. equity market. The Russell 2000® serves as a benchmark for small-cap stocks in the United States. The Russell 2000® is reconstituted annually in late June based on updated market capitalizations. On June 24, 2016, the Russell 2000® was reconstituted and FCFP was included in the Russell 2000®. 1.3 million shares of FCFP common stock traded on that day. For the first quarter 2016, the average daily trading volume in FCFP was 4,296 shares. For the second quarter of 2016, excluding the reconstitution day on June 24, 2016, FCFP’s average daily trading volume was 13,729 shares.
Second Quarter 2016 Financial Results
Loans
Total loans increased $98.4 million, or 12.71%, since the end of the first quarter and $144.4 million, or 19.84%, year-over-year. Commercial loans grew $57.9 million, or 31.96%, since the end of the first quarter and $51.3 million, or 27.30%, year-over-year. Commercial real estate loans increased $32.2 million, or 8.50%, since the end of the first quarter, and $46.9 million, or 12.90%, year-over-year. Residential real estate loans grew $4.7 million, or 3.38%, since the end of the first quarter and $34.1 million, or 31.04%, year-over-year. Construction loans were up $3.0 million, or 10.92%, since the first quarter and $11.2 million, or 57.22%, year-over-year. Loan growth was the result of a strong loan pipeline along with results produced by the addition of the new six person lending team and one new leasing officer hired during the first quarter of 2016.

Deposits and Other Borrowings
Total deposits increased $17.9 million, or 2.03%, since the first quarter and $62.4 million, or 7.48%, year-over-year. Noninterest bearing demand deposits decreased $1.2 million, or 0.57%, since the end of the first quarter and increased $28.7 million or, 16.46%, year-over-year. Our focus on relationship banking and growth in transactional accounts has resulted in a decline in time deposits of $13.9 million, or 4.67%, to $311.4 million at June 30, 2016, from $297.5 million at December 31, 2015. The ratio of time deposits to total deposits has steadily improved from 35.92% at June 30, 2015 to 34.36% at December 31, 2015 despite a slight increase to 34.72% at June 30, 2016. Other borrowings increased $42.5 million, or 74.58%, since the first quarter and $46.4 million, or 87.50%, from year-end. We funded our loan growth with short term Federal Home Loan Bank advances, sales of investment securities, and deposits gathered during the second quarter of 2016 in preparation of the closing for the purchase of Mazon State Bank and use of its deposits for funding during the third quarter 2016.

Net Interest Income and Margin
Second quarter 2016 net interest income was up $416,000, or 5.01%, from the first quarter of 2016. The Company’s net interest margin was 3.39% for the second quarter of 2016, compared to 3.27% in the second quarter of 2015. The increase in net interest income was due to continued growth in the loan portfolio and increase in noninterest bearing balances as a source of funding.
The Company’s net interest margin was 3.38% for the six months ended June 30, 2016, compared to 3.23% for the same period in 2015. The increase in net interest income was due to growth in the loan portfolio and lower average balance of subordinated debentures as a result of refinancing of these debentures with lower-cost secured borrowings at the end of the second quarter 2015.

Noninterest Income and Expense
Noninterest income increased $686,000, or 123.60%, from the first quarter of 2016 and increased $720,000, or 138.20%, from the second quarter of 2015. The increase from the first quarter of 2016 and the second quarter of 2015 was due to securities gains in the second quarter 2016 of $603,000 as opposed to no securities gains in the first quarter of 2016 or second quarter 2015. Securities gains were the result of $25.6 million in securities sold during the second quarter in order to fund loan growth. In addition, service charges on deposits increased $3,000, or 1.47%, from the first quarter of 2016. Mortgage income was also up $38,000, or 48.72%, for the second quarter of 2016, as compared to the first quarter, as a result of higher mortgage sale volumes. Other noninterest income increased by $42,000, or 15.38%, from the first quarter of 2016, related primarily to ATM fee income and lease referral income.
Noninterest expense increased $196,000, or 3.30%, from the first quarter of 2016 and $933,000, or 17.95%, from the second quarter of 2015. The increase was partially in relation to the addition of six commercial banking officers and one leasing officer during the first quarter of 2016. In addition, $26,000 of professional fees and $410,000 in data processing fees were incurred during the second quarter of 2016 related to the acquisition of Mazon State Bank.

Asset Quality
Total nonperforming assets decreased from March 31, 2016 by $2.5 million, or 34.49%, to $4.8 million at June 30, 2016. The ratio of nonperforming assets to total assets was 0.43% at June 30, 2016 compared to 0.70% at March 31, 2016. These decreases in the ratios were primarily the result of the sales of other real estate owned of $3.0 million during the quarter ended June 30, 2016. The sales of these properties, in addition to the write down of one other property, resulted in losses on the sales of $31,000.
The Company had net recoveries on loans of $209,000 in the second quarter of 2016, compared to net charge-offs of $609,000 in the second quarter of 2015 and net recoveries of $503,000 in the fourth quarter of 2015.
The ratio of the Company’s allowance for loan losses to nonperforming loans and allowance to total loans were 459.34% and 1.38% at June 30, 2016, respectively.
The Company recorded a provision for loan losses in the second quarter of 2016 of $500,000 compared to a reversal of $749,000 for the same period in 2015. The current year provision is the result of the loan growth experienced during the second quarter of 2016.
About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the NASDAQ Capital Market (NASDAQ: FCFP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, has locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Coal City, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties involve a number of factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; unexpected results of acquisitions, including the acquisition of Mazon State Bank; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations; and changes in local, national and international economic conditions. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 14, 2016.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

FINANCIAL SUMMARY

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Period-End Balance Sheet
(In thousands)(Unaudited)
Assets
Cash and due from banks	$13,777	$9,132	$10,699	$10,110	$9,669
Interest-bearing deposits in banks	19,335	30,558	7,406	21,324	38,390
Securities available for sale	179,517	203,874	205,604	215,827	182,982
Mortgage loans held for sale	711	133	400	—	1,449
Leases, net	448	—	—	—	—
Commercial real estate	410,461	378,304	381,098	368,896	363,575
Commercial	239,038	181,142	179,623	180,674	187,780
Residential 1-4 family	143,908	139,208	135,864	126,316	109,819
Multifamily	30,809	31,511	34,272	30,771	29,829
Construction and land development	30,834	27,798	22,082	19,451	19,612
Farmland and agricultural production	9,235	9,060	9,989	8,984	8,604
Consumer and other	7,924	7,250	9,391	7,963	8,578
Total loans	872,209	774,273	772,319	743,055	727,797
Allowance for loan losses	12,044	11,335	11,741	11,753	12,420
Net loans	860,165	762,938	760,578	731,302	715,377
Other assets	51,409	54,227	55,965	44,869	46,602
Total Assets	$1,125,362	$1,060,862	$1,040,652	$1,023,432	$994,469

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$203,258	$204,414	$196,063	$174,849	$174,527
Savings deposits	40,603	38,481	36,206	34,933	33,567
NOW accounts	103,324	104,136	102,882	101,828	95,406
Money market accounts	238,229	237,873	233,315	232,195	231,185
Time deposits	311,416	294,076	297,525	302,892	299,703
Total deposits	896,830	878,980	865,991	846,697	834,388
Total borrowings	114,701	72,237	68,315	72,551	59,398
Other liabilities	2,722	2,855	3,305	4,065	4,513
Total Liabilities	1,014,253	954,072	937,611	923,313	898,299
Shareholders’ equity	111,109	106,790	103,041	100,119	96,170
Total Shareholders’ Equity	111,109	106,790	103,041	100,119	96,170
Total Liabilities and Shareholders’ Equity	$1,125,362	$1,060,862	$1,040,652	$1,023,432	$994,469

FINANCIAL SUMMARY
	Three months ended,
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest income:	(In thousands, except per share data)(Unaudited)
Loans, including fees	$9,024	$8,508	$8,401	$8,218	$8,090
Securities	1,042	1,101	1,117	1,103	962
Federal funds sold and other	21	19	19	19	15
Total interest income	10,087	9,628	9,537	9,340	9,067
Interest expense:
Deposits	957	940	986	973	987
Federal funds purchased and other borrowed funds	119	93	87	98	17
Subordinated debentures	297	297	297	297	603
Total interest expense	1,373	1,330	1,370	1,368	1,607
Net interest income	8,714	8,298	8,167	7,972	7,460
Provision for loan losses	500	—	(515)	(813)	(749)
Net interest income after provision for loan losses	8,214	8,298	8,682	8,785	8,209
Noninterest income:
Service charges on deposit accounts	207	204	190	188	194
Gain on sale of securities	603	—	212	251	—
Mortgage fee income	116	78	96	178	153
Other	315	273	261	152	174
Total noninterest income	1,241	555	759	769	521
Noninterest expenses:
Salaries and employee benefits	3,311	3,256	3,004	2,841	2,810
Occupancy and equipment expense	429	437	494	486	505
Data processing	690	257	203	248	237
Professional fees	375	392	68	342	411
Advertising and business development	262	215	219	217	227
Losses on sale and writedowns of foreclosed assets, net	31	16	109	58	20
Foreclosed assets expenses, net of rental income	60	53	50	(61)	70
Other expense	974	1,310	898	1,005	919
Total noninterest expense	6,132	5,936	5,045	5,136	5,199
Income before income taxes	3,323	2,917	4,396	4,418	3,531
Income taxes	1,058	889	1,474	1,471	1,189
Net income applicable to common shareholders	$2,265	$2,028	$2,922	$2,947	$2,342

Basic earnings per share	$0.13	$0.12	$0.17	$0.17	$0.14

Diluted earnings per share	$0.13	$0.12	$0.17	$0.17	$0.14

	Six months ended June 30,
	2016	2015
Interest income:	(in thousands, except share data)(unaudited)
Loans, including fees	$17,532	$15,906
Securities	2,143	1,913
Federal funds sold and other	40	28
Total interest income	19,715	17,847
Interest expense:
Deposits	1,897	1,964
Federal funds purchased and other borrowed funds	212	31
Subordinated debentures	594	1,206
Total interest expense	2,703	3,201
Net interest income	17,012	14,646
Provision for loan losses	500	(749)
Net interest income after provision for loan losses	16,512	15,395
Noninterest income:
Service charges on deposit accounts	411	377
Gain on sale of securities	603	21
Mortgage fee income	194	257
Other	588	313
	1,796	968
Noninterest expenses:
Salaries and employee benefits	6,567	5,694
Occupancy and equipment expense	866	997
Data processing	947	462
Professional fees	767	792
Advertising and business development	477	417
Losses on sale and writedowns of foreclosed assets, net	47	20
Foreclosed assets expenses, net of rental income	113	141
Other expense	2,284	1,834
	12,068	10,357
Income before income taxes	6,240	6,006
Income taxes	1,947	2,056
Net income applicable to common shareholders	$4,293	$3,950

Basic earnings per share	$0.25	$0.23

Diluted earnings per share	$0.25	$0.23

	Three months ended,
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$826,416	$9,024	4.37%	$768,983	$8,508	4.43%	$711,889	$8,090	4.55%
Investment securities (2)	190,924	1,042	2.18%	206,535	1,101	2.13%	189,011	962	2.04%
Interest-bearing deposits with other banks	11,465	21	0.73%	13,690	19	0.56%	11,973	15	0.50%
Total earning assets	$1,028,805	$10,087	3.92%	$989,208	$9,628	3.89%	$912,873	$9,067	3.97%
Other assets	50,707			55,124			58,679
Total assets	$1,079,512			$1,044,332			$971,552

Liabilities
NOW accounts	$109,354	$81	0.30%	$104,467	$71	0.27%	$71,739	$24	0.13%
Money market accounts	232,004	162	0.28%	234,455	162	0.28%	222,089	177	0.32%
Savings accounts	39,525	12	0.12%	37,194	11	0.12%	32,961	14	0.17%
Time deposits	292,811	702	0.96%	292,491	696	0.95%	301,399	772	1.02%
Total interest bearing deposits	673,694	957	0.57%	668,607	940	0.56%	628,188	987	0.63%
Securities sold under agreements to repurchase	21,650	9	0.17%	23,902	9	0.15%	29,087	7	0.10%
Secured borrowings	9,261	66	2.85%	10,528	74	2.81%	155	2	5.16%
Mortgage payable	—	—	—%	—	—	—%	278	7	10.07%
FHLB borrowings	44,615	44	0.39%	12,067	10	0.33%	1,385	1	0.29%
Subordinated debentures	15,300	297	7.76%	15,300	297	7.76%	28,988	603	8.32%
Total interest bearing liabilities	$764,520	$1,373	0.72%	$730,404	$1,330	0.73%	$688,081	$1,607	0.93%
Noninterest bearing deposits	204,016			205,215			184,246
Other liabilities	2,544			3,051			3,333
Total liabilities	$971,080			$938,670			$875,660

Total shareholders' equity	$108,432			$105,662			$95,892

Total liabilities and shareholders’ equity	$1,079,512			$1,044,332			$971,552

Net interest income		$8,714			$8,298			$7,460

Interest rate spread			3.20%			3.16%			3.04%

Net interest margin			3.39%			3.36%			3.27%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

	Six months ended June 30,
	June 30, 2016			June 30, 2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$797,699	$17,532	4.40%	$710,154	$15,906	4.48%
Investment securities (2)	198,729	2,143	2.16%	185,775	1,913	2.06%
Federal funds sold	—	—	—%	—	—	—%
Interest-bearing deposits with other banks	11,383	40	0.70%	11,876	28	0.47%
Total earning assets	$1,007,811	$19,715	3.91%	$907,805	$17,847	3.93%
Other assets	52,917			44,992
Total assets	$1,060,728			$952,797

Liabilities
NOW accounts	$106,910	$152	0.28%	$81,816	$74	0.18%
Money market accounts	232,035	323	0.28%	215,802	290	0.27%
Savings accounts	38,360	23	0.12%	32,377	27	0.17%
Time deposits	292,651	1,399	0.96%	300,436	1,573	1.05%
Total interest bearing deposits	669,956	1,897	0.57%	630,431	1,964	0.62%
Securities sold under agreements to repurchase	22,776	18	0.16%	28,955	15	0.10%
Secured borrowings	9,895	141	2.85%	78	2	—
Mortgage payable	—	—	—%	363	14	7.71%
FHLB borrowings	28,341	53	0.37%	1,022	—	—%
Subordinated debentures	15,300	594	7.76%	29,062	1,206	8.30%
Total interest bearing liabilities	$746,268	$2,703	0.72%	$689,911	$3,201	0.93%
Noninterest bearing deposits	204,615			164,389
Other liabilities	2,798			3,762
Total liabilities	$953,681			$858,062

Total shareholders' equity	$107,047			$94,735

Total liabilities and shareholders’ equity	$1,060,728			$952,797

Net interest income		$17,012			$14,646

Interest rate spread			3.19%			3.00%

Net interest margin			3.38%			3.23%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

COMMON STOCK DATA

	2016		2015
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	(Unaudited)
Market value (1):
End of period	$8.80	$8.70	$7.24	$6.51	$6.45
High	9.10	8.84	7.31	7.00	6.55
Low	8.18	7.00	6.26	6.25	5.47
Book value (end of period)	6.47	6.22	6.05	5.88	5.66
Tangible book value (end of period)	6.47	6.22	6.05	5.88	5.66
Shares outstanding (end of period)	17,183,780	17,175,864	17,026,941	17,017,441	16,984,221
Average shares outstanding	17,182,197	17,125,928	16,939,010	16,993,822	16,970,721
Average diluted shares outstanding	17,550,547	17.451354	17,085,752	17,161,783	17,088,102

(1) The prices shown are as reported on the NASDAQ Capital Market other than for the second quarter of 2015, for which the prices are as reported on the OTC Pink Marketplace.

ASSET QUALITY DATA

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
(Dollars in thousands)(Unaudited)
Loans identified as nonperforming	$2,622	$2,146	$1,411	$3,117	$4,185
Other nonperforming loans	—	—	67	55	55
Total nonperforming loans	2,622	2,146	1,478	3,172	4,240
Foreclosed assets	2,211	5,231	5,487	4,109	4,248
Total nonperforming assets	$4,833	$7,377	$6,965	$7,281	$8,488

Allowance for loan losses	12,044	11,335	11,741	11,753	12,420
Nonperforming assets to total assets	0.43%	0.70%	0.67%	0.71%	0.85%
Nonperforming loans to total assets	0.23%	0.20%	0.14%	0.31%	0.43%
Allowance for loan losses to nonperforming loans	459.34%	528.19%	794.38%	370.52%	292.92%

ALLOWANCE FOR LOAN LOSSES ROLLFORWARD
(Dollars in thousands)(Unaudited)	Three months ended,
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Beginning balance	$11,335	$11,741	$11,753	$12,420	$13,778
Charge-offs	193	506	133	654	736
Recoveries	402	100	636	800	127
Net charge-offs	(209)	406	(503)	(146)	609
Provision for loan losses	500	—	(515)	(813)	(749)
Ending balance	$12,044	$11,335	$11,741	$11,753	$12,420

Net charge-offs	(209)	406	(503)	(146)	609
Net chargeoff percentage (annualized)	(0.10)%	0.21%	(0.26)%	(0.08)%	0.34%

OTHER DATA
(Unaudited)
	Three months ended,
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Return on average assets	0.84%	0.78%	1.11%	1.17%	0.96%
Return on average equity	8.36%	7.68%	11.48%	12.01%	9.77%
Net interest margin	3.39%	3.36%	3.29%	3.31%	3.23%
Average loans to assets	76.55%	73.63%	72.12%	72.37%	73.27%
Average loans to deposits	94.16%	88.00%	85.95%	86.63%	87.62%
Average noninterest bearing deposits to total deposits	22.75%	23.35%	23.45%	20.79%	22.08%

COMPANY CAPITAL RATIOS
(Unaudited)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Tier 1 leverage ratio	9.77%	9.72%	9.36%	9.39%	9.24%
Common equity tier 1 capital ratio	11.26%	11.94%	11.62%	11.57%	11.20%
Tier 1 capital ratio	11.26%	11.94%	11.62%	11.57%	11.20%
Total capital ratio	14.14%	14.99%	14.69%	14.71%	14.39%
Tangible common equity to tangible assets	9.87%	10.07%	9.90%	9.78%	9.67%

NON-GAAP MEASURES

Pre-tax pre-provision core income (1)
(In thousands)(Unaudited)
	For the three months ended,
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Pre-tax net income	$3,323	$2,917	$4,396	$4,418	$3,531
Provision for loan losses	500	—	(515)	(813)	(749)
Gain on sale of securities	(603)	—	(212)	(251)	—
Merger related expenses included in professional and data processing fees	436	100	—	—	—
Losses on sale and writedowns of foreclosed assets, net	31	16	109	58	20
Foreclosed assets expense, net of rental income	60	53	50	(61)	70
Pre-tax pre-provision core income	$3,747	$3,086	$3,828	$3,351	$2,872

(1)  This is a non-GAAP financial measure. The Company’s management believes the presentation of pre-tax pre-provision core income provides investors with a greater understanding of the Company’s operating results, in addition to the results measured in accordance with GAAP.